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                                                                   Exhibit 5.1


               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111

                                                                617 542 6000
                                                                617 542 2241 FAX




                                                     December 17, 2001


        ImmunoGen, Inc.
        128 Sidney Street
        Cambridge, Massachusetts 02139

        Ladies and Gentlemen:

                 We have acted as counsel to ImmunoGen Inc., a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance of a total of Fifty Thousand (50,000) shares (the "Shares") of its common stock, $.01 par value per share, (the "Common Stock") under the Securities Act of 1933, as amended. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

                 In connection with this opinion, we have examined the Company's Restated Articles of Organization and By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

                 In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                 Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will have been duly and validly issued, fully paid and non-assessable shares of the Company.

                 Our opinion is limited to the Business Corporation Laws of the Commonwealth of Massachusetts, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.



                BOSTON  NEW YORK  RESTON  WASHINGTON  NEW HAVEN

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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.


December 17, 2001
Page 2


                 We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

                                            Very truly yours,


                                            /s/ Mintz, Levin, Cohn, Ferris,
                                            Glovsky and Popeo, P.C.


                                            MINTZ, LEVIN, COHN, FERRIS,
                                             GLOVSKY AND POPEO, P.C.